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PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1
(To Prospectus dated July 14, 2003)                  REGISTRATION NO.  333-36490










                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS (SM) Trust


         This prospectus supplement supplements information contained in the prospectus dated July 14, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Utilities HOLDERS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                                Share    Trading
         Name of Company                              Ticker   Amounts   Market
    ---------------------------------------------     ------   -------  -------

    American Electric Power Company, Inc.              AEP       14       NYSE
    Centerpoint Energy, Inc.                           CNP       13       NYSE
    Consolidated Edison, Inc.                           ED        9       NYSE
    Dominion Resources, Inc.                            D        11       NYSE
    Duke Energy Corporation                            DUK       30       NYSE
    Dynegy, Inc.                                       DYN       12       NYSE
    Edison International                               EIX       15       NYSE
    El Paso Corporation                                 EP       10       NYSE
    Entergy Corporation                                ETR       10       NYSE
    Exelon Corporation(1)                              EXC       30       NYSE
    FirstEnergy Corporation                             FE       10       NYSE
    FPL Group, Inc.                                    FPL        8       NYSE
    PG&E Corporation                                   PCG       17       NYSE
    Progress Energy, Inc.                              PGN        7       NYSE
    Public Service Enterprise Group Incorporated       PEG       10       NYSE
    Reliant Resources, Inc.                            RRI     10.2518    NYSE
    The Southern Company                                SO       29       NYSE
    Texas Genco Holdings, Inc.                         TGN      0.65      NYSE
    Texas Utilities Company                            TXU       12       NYSE
    The Williams Companies, Inc.                       WMB       20       NYSE

    _________________

    (1) Exelon Corporation (NYSE:EXC) announced a 2-for-1 stock split on its common stock payable on May 5, 2004 to shareholders of record as of April 19, 2004. Effective May 11, 2004 the share amount of Exelon Corporation represented by a round lot of 100 Utilities HOLDRS was 30.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2004.